SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 22, 2008
LEVI STRAUSS & CO.
(Exact name of registrant as specified in its charter)

DELAWARE	002-90139	94-0905160

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
Incorporation)		No.)
1155 BATTERY STREET
SAN FRANCISCO, CALIFORNIA 94111
(Address of principal executive offices, including zip code)
                               (415) 501-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.
     On July 22, 2008, the Company received executed Director Indemnification Agreements from Directors Peter E. Haas, Jr., and F. Warren Hellman. The Director Indemnification Agreement is in the Company’s standard form and provides that the Company shall indemnify each director to the fullest extent permitted by law if he or she incurs any liabilities, losses or expenses arising out of a legal proceeding or investigation as a result of his or her capacity as a director.
     The description of the Director Indemnification Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the form of Director Indemnification Agreement between the Company and each of its directors. The form of Director Indemnification Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K on July 10, 2008 and is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEVI STRAUSS & CO.
DATE: July 25, 2008	By:	/s/ Hans Ploos van Amstel
Name: Hans Ploos van Amstel
Title: Senior Vice President and Chief Financial Officer